SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 17, 2004

     International Steel Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31926 (Commission File Number)	71-0871875 (IRS Employer ID Number)

3250 Interstate Drive, Richfield, Ohio	44286-9000

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(330) 659-9100

(Former name or former address, if changed since last report)

Item 5.      Other Events

          On June 17, 2004, International Steel Group Inc. ("ISG") announced that it had reached an agreement with the Commonwealth of Pennsylvania and its Department of Environmental Protection to create a $19.9 million trust fund, which will be funded over the next several years to finance continual treatment of polluted mine pool discharges in Cambria, Somerset and Butler counties in Pennsylvania. ISG has already funded about $2.6 million in an escrow account and expects to fund the balance over the next several years. ISG has recognized these amounts in its recorded environmental liabilities.

          ISG is filing herewith the press release issued June 17, 2004 as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7.      Financial Statement and Exhibits

           (c)      Exhibits:

Exhibit Number 99.1	Exhibit Press release dated June 17, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

International Steel Group Inc. By: /s/ Leonard M. Anthony Name: Leonard M. Anthony Title: Chief Financial Officer

Dated: June 17, 2004

Index to Exhibits

Exhibit Number 99.1	Exhibit Press release dated June 17, 2004